Exhibit 10.9

Amendment 1 to

Independent Contractor Agreement

FOR OWN YOUR OWN DATA TECHNOLOGIES, LLC

This Amendment (this "Amendment") is made as of August 19, 2025, by and between AlphaTON Capital Corp, a British Virgin Islands business company listed on the Nasdaq Stock Exchange (the "Company"), and Own Your Data Technologies, LLC ("Consultant"). This Amendment modifies the Independent Contractor Agreement made effective as of August 4, 2025 (the "Agreement") between the Company and Consultant. The Agreement is hereby amended as provided in this Amendment. The terms and conditions of the Agreement, as amended by this Amendment, remain in full force and effect except as expressly modified herein.

RECITALS

WHEREAS, the parties desire to modify the equity compensation provisions of the Agreement to provide that all equity compensation granted to Consultant under the Agreement shall instead be granted directly to Brittany Kaiser ("Executive") in her individual capacity;

WHEREAS, such modification is intended to ensure that all equity benefits flow directly to the individual performing the services under the Agreement;

WHEREAS, Executive agrees to be bound by all terms and conditions applicable to such equity grants as if she were the original grantee under the Agreement; and

WHEREAS, the parties desire to memorialize this arrangement through this Amendment;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AMENDMENT

1. Modification of Equity Grant Recipients

1.1 General Principle. Notwithstanding any provision in the Agreement to the contrary, all equity compensation, equity grants, equity awards, equity bonuses, stock options, restricted stock units, and any other equity-based compensation or benefits of any kind whatsoever that are granted, issued, or provided under the Agreement to Consultant (collectively, "Equity Compensation") shall instead be granted, issued, or provided directly to Executive in her individual capacity. This modification applies to all Equity Compensation whether granted before or after the effective date of this Amendment.

1.2 Executive's Acceptance and Binding Effect. Executive, by executing this Amendment, agrees to be bound by all terms, conditions, restrictions, and obligations applicable to the Equity Compensation as set forth in the Agreement and this Amendment, including but not limited to all vesting schedules, transfer restrictions, forfeiture provisions, and performance conditions. Executive acknowledges and agrees that she shall be subject to all restrictive covenants, confidentiality obligations, and other post-employment obligations set forth in the Agreement with respect to such Equity Compensation.

1

1.3 Company Obligations. The Company agrees to take all necessary corporate action to issue, grant, and deliver the Equity Compensation directly to Executive in accordance with the terms of the Agreement as modified by this Amendment. The Company shall prepare and execute all necessary equity award agreements, option agreements, restricted stock unit agreements, and other documentation required to effectuate the grants to Executive.

2. Modification of the Equity Grants

2.1 Option Grants. Section 3.5.1(a)(1) of the Agreement is hereby amended and restated in its entirety as follows:

Value: Consultant will receive a percentage of the issued and outstanding shares of the Company at closing, determined by the aggregate Transaction size as follows:

(A)       If the Transaction is below $400,000,000, Consultant shall receive 1.5% of the issued and outstanding ordinary shares of the Company after giving effect to the number of issued and outstanding ordinary shares of the Company as of immediately after the closing of the Transaction; or

(B)       If the Transaction is $400,000,000 or above, Consultant shall receive 1.25% of the issued and outstanding ordinary shares of the Company after giving to the number of issued and outstanding ordinary shares of the Company as of immediately after the closing of the Transaction.

3. No Other Modifications

Except as expressly modified by this Amendment, all terms and conditions of the Agreement, including but not limited to the compensation provisions relating to Base Fee, Performance Bonus (cash and TON token components), benefits, expenses, termination provisions, confidentiality obligations, restrictive covenants, and all other provisions not specifically relating to Equity Compensation, shall remain in full force and effect and are hereby confirmed and ratified.

4. Counterpart Execution

This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute a single Amendment. A signature delivered via facsimile, email, or attachment to email shall be equally as effective as an original signature delivered in-person, via mail, or via any other means.

5. Governing Law

This Amendment shall in all respects be governed by the laws of the State of Delaware applicable to agreements executed and wholly performed within such state, without regard to any conflict of laws principles thereof.

6. Binding Effect

Subject to the restrictions on assignment set forth in the Agreement, this Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

[SIGNATURES LOCATED ON FOLLOWING PAGE]

2

IN WITNESS WHEREOF, Company has caused its duly authorized representative to execute, Consultant has executed, and Executive has executed, this Amendment effective as of the date first written above.

ALPHATON CAPITAL CORP

By: /s/ Alexander Pickett
Name: Alexander Pickett
Title: Director

OWN YOUR DATA TECHNOLOGIES, LLC

By: /s/ Brittany Kaiser
Name: Brittany Kaiser
Title: Owner

BRITTANY KAISER, individually

By: /s/ Brittany Kaiser

Brittany Kaiser

3